For Immediate Release

Contacts:

James B. Lipham	Leo S. Berard
Chief Financial Officer	Investor Relations
706.649.2262	706.649.5220

TSYS Reports 20.5% Increase in Net Income for 2002

     Columbus, Ga., January 14, 2003 — TSYS® today announces that its financial results are in line with the Company’s forecast for the fourth quarter and for the year ended December 31, 2002.

     Net income for 2002 increased 20.5% to $125.8 million from $104.4 million in the same period last year. Basic earnings per share for 2002 increased to $0.64 from $0.54 one year ago. Diluted earnings per share for 2002 increased to $0.64 from $0.53 in 2001. Revenue for 2002 was $955.1 million, an increase of 7.0%, compared with revenue of $892.3 million in 2001. Revenue for 2002, excluding the amounts for reimbursable charges such as postage and courier charges, was $724.0 million, an increase of 9.8%, compared to $659.2 million in 2001.

     Net income for the quarter ending December 31, 2002, increased 18.7% to $35.5 million from $29.9 million in the same period last year. Basic and diluted earnings per share for the fourth quarter increased to $0.18 from $0.15 in the same period last year. Revenue for the fourth quarter was $246.0 million, an increase of 7.9%, compared with revenue of $228.1 million one year ago. Revenue for the fourth quarter of 2002, excluding the amounts for reimbursable charges, was $188.4 million, an increase of 9.2%, compared to $172.5 million in the same period last year.

     The financial results include the acquisition of ProCard, Inc. from Synovus Financial Corp., which was completed on November 1, 2002. Because the transaction involved entities under common control, TSYS has recorded the acquisition at historical cost and has restated all periods prior to the acquisition to reflect the combined results of TSYS and ProCard.

     “TSYS had another solid year despite a challenging economic environment and expects another record year in 2003 while celebrating the company’s 20th anniversary,” said Richard W. Ussery, chairman and CEO of TSYS. “Our fundamental business remains strong. Our internal growth from our existing customers of 11.3% for the quarter coupled with the dynamic shift to electronic transactions continues to be a solid foundation for our core business. Transactions for the 2002 holiday shopping season increased 6.7% over last year. In addition to the fundamental growth, TSYS has the opportunity to grow through new customers both domestically and internationally.”

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TSYS Announces 20.5% Increase for 2002 Earnings/Page 2 of 5

Ussery continued, “ During the fourth quarter of 2002, we announced:

  Signing Sears Canada to become the exclusive processor for its 8 million retail cards, expanding on the successful partnership that Sears and TSYS have built in the United States. The conversion of the portfolio to our TS2 platform is expected to be completed in the second quarter of 2003; and

  Renewing our processing agreement with Canadian Tire Financial Services for seven years.”

     “We continue to proceed with our long-term growth strategy of leveraging our technology into other vertical markets and acquiring new businesses,” said Ussery.

     TSYS expects its 2003 net income to exceed its 2002 net income by 12-15%. The assumptions underlying 2003’s net income forecast are an increase in revenues (excluding reimbursables) between 9-10%, an internal growth rate of accounts of existing clients of approximately 11% and a continued focus on expense management. The forecast does not include any revenues or expenses associated with signing and converting a major client.

     TSYS will host its quarterly conference call at 4:30 p.m. EDT, January 14, 2003. The conference call can be accessed at www.tsys.com by clicking on the designated icon within the Highlights section of the site. The replay will be available 30–45 minutes after the call.

About TSYS

     TSYS (NYSE: TSS) (www.tsys.com) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. Synovus (NYSE: SNV) owns an 81-percent interest in TSYS. For more information, contact news@tsys.com.

     This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS ’ expected growth in net income for 2003 and the assumptions underlying such statements, including, with respect to TSYS’ expected increase in net income for 2003; an increase in revenues (excluding reimbursables) between 9-10%; an internal growth rate of accounts of existing clients of approximately 11%; and continued aggressive expense management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, lower than anticipated revenues; lower than anticipated internal growth rates for TSYS’ existing customers; TSYS’ inability to control expenses and increase market share; hostilities in the Middle East or elsewhere; TSYS’ inability to successfully bring new products to market, including, but not limited to, stored value and e-commerce products, loan processing products and other processing services; the inability of TSYS to grow its business through acquisitions; adverse developments with respect to entering into contracts with new clients and retaining current clients; TSYS’ inability to increase the revenues derived from international sources; the merger of TSYS clients with entities that are not TSYS clients or the sale of portfolios by TSYS clients to entities that are not TSYS clients; TSYS’ inability to anticipate and respond to technological changes, particularly with respect to e-commerce; adverse

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TSYS Announces 20.5% Increase for 2002 Earnings/Page 3 of 5

developments with respect to the successful conversion of clients; the absence of significant changes in foreign exchange spreads between the United States and the countries in which TSYS transacts business, to include Mexico, United Kingdom, Japan, Canada and the European Union; adverse developments with respect to the credit card industry in general; TSYS’ inability to successfully manage any impact from slowing economic conditions or consumer spending; the occurrence of catastrophic events that would impact TSYS’ or its major customers’ operating facilities, communications systems and technology, or that has a material negative impact on current economic conditions or levels of consumer spending; revenues generated by sub-prime lending clients being less than anticipated; successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in TSYS’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

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TSYS Announces 20.5% Increase for 2002 Earnings

TSYS
Financial Highlights
(In thousands, except per share data)

	Three months ended			Twelve months ended
	December 31,			December 31,
			Percentage			Percentage
	2002*	2001*	Change	2002*	2001*	Change

Revenues
Electronic payment processing services	$163,418	150,439	8.6%	$617,877	572,412	7.9%
Other services	24,989	22,063	13.3	106,086	86,816	22.2
Revenues before reimbursables	188,407	172,502	9.2	723,963	659,228	9.8
Reimbursable items	57,590	55,565	3.6	231,170	233,093	(0.8)
Total revenues	245,997	228,067	7.9	955,133	892,321	7.0

Expenses
Employment	78,951	70,147	12.6	300,240	267,792	12.1
Occupancy & equipment	44,342	43,860	1.1	174,958	171,680	1.9
Other	22,365	20,229	10.6	91,167	81,960	11.2
(Gain)/Loss on disposal of equipment	(13)	(1)	nm	(75)	93	nm
Expenses before reimbursables	145,645	134,235	8.5	566,290	521,525	8.6
Reimbursable items	57,590	55,565	3.6	231,170	233,093	(0.8)
Total operating expenses	203,235	189,800	7.1	797,460	754,618	5.7

Operating Income	42,762	38,267	11.7	157,673	137,703	14.5

Other Income	1,388	594	133.2	5,614	2,858	96.4

Income before Income Taxes, Minority Interest
and Equity in Income of Joint Ventures	44,150	38,861	13.6	163,287	140,561	16.2
Income Taxes	14,613	14,531	0.6	57,908	53,892	7.5
Minority Interest in Income of
Consolidated Subsidiary	(22)	16	nm	(155)	(76)	nm
Equity in Income of Joint Ventures	5,941	5,514	7.7	20,581	17,825	15.5

Net Income	$35,456	29,860	18.7	$125,805	104,418	20.5

Basic Earnings Per Share	$0.18	0.15	17.4%	$0.64	0.54	19.1%

Diluted Earnings Per Share	$0.18	0.15	17.7%	$0.64	0.53	19.3%

Dividend Declared Per Share	$0.0175	0.0150		$0.0675	0.0600

Average Common Shares Outstanding	197,049,470	194,778,670		197,016,699	194,772,766

Average Common and Common
Equivalent Shares Outstanding	197,055,850	195,442,539		197,497,049	195,604,462

Note: nm = not meaningful

      In accordance with the accounting standards related to transactions between entities under common control, TSYS has recorded the acquisition of ProCard, Inc. at historical cost and has restated all periods prior to the acquisition to reflect the combined results of TSYS and ProCard.

     Certain reclassifications have been made to the 2001 financial statements to conform to the presentation adopted in 2002.

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TSYS Announces 20.5% Increase for 2002 Earnings

	TSYS
	Segment Breakdown
	(In thousands)

	Three Months Ended December 31, 2002*			Three Months Ended December 31, 2001*
	Domestic-based	International-based		Domestic-based	International-based
	Transaction	Transaction		Transaction	Transaction
	Processing	Processing	Consolidated	Processing	Processing	Consolidated
Total revenue	$228,575	17,892	246,467	214,391	14,098	228,489
Intersegment revenue	(158)	(312)	(470)	(144)	(278)	(422)
Revenues from external customers	$228,417	17,580	245,997	214,247	13,820	228,067
Segment operating income	$45,195	(2,433)	42,762	42,369	(4,102)	38,267
Income tax expense	$15,275	(662)	14,613	15,782	(1,251)	14,531
Equity in income of joint ventures	$5,792	149	5,941	5,252	262	5,514
Net Income	$36,836	(1,380)	35,456	32,230	(2,370)	29,860

	Twelve Months Ended December 31, 2002*			Twelve Months Ended December 31, 2001*
	Domestic-based	International-based		Domestic-based	International-based
	Transaction	Transaction		Transaction	Transaction
	Processing	Processing	Consolidated	Processing	Processing	Consolidated
Total revenue	$890,830	66,337	957,167	861,095	34,304	895,399
Intersegment revenue	(646)	(1,388)	(2,034)	(2,006)	(1,072)	(3,078)
Revenues from external customers	$890,184	64,949	955,133	859,089	33,232	892,321
Segment operating income	$158,431	(758)	157,673	157,638	(19,935)	137,703
Income tax expense	$56,923	985	57,908	60,464	(6,572)	53,892
Equity in income of joint ventures	$19,753	828	20,581	15,985	1,840	17,825
Net Income	$124,689	1,116	125,805	115,767	(11,349)	104,418

Note:   In accordance with the accounting standards related to transactions between entities under common control,
            TSYS has recorded the acquisition of ProCard, Inc. at historical cost and has restated all periods prior to the acquisition to reflect the combined results of TSYS and ProCard.

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TSYS Announces 20.5% Increase in Earnings for 2002
Page 6 of 6

Supplemental Information:

	Dec 2002	Dec 2001	% Chg
Accounts on File (in millions):
Consumer	148.8	127.2	16.9%
Retail	77.3	73.5	5.2
Commercial	19.8	17.8	11.5
	245.9	218.5	12.5%

	Dec 2002	Dec 2001	% Chg
Accounts on File (in millions):
Domestic	215.4	190.4	13.1%
International	30.5	28.1	8.3
	245.9	218.5	12.5%

Cash Flow Information:	Twelve Months Ending:
(in thousands)	Dec 2002*	Dec 2001*

Cash flows from operating activities:
Net income	$125,805	104,418
Adjustments to net income provided by operating activities:
Minority interest in consolidated subsidiary's net income	155	76
Equity in income of joint ventures	(20,581)	(17,825)
Depreciation and amortization	63,862	58,649
Provision for doubtful accounts and billing adjustments	3,263	569
Provision for transaction processing accruals	6,532	1,438
Other	18,577	(56,741)
Net cash provided by operating activities	197,613	90,584

Cash flows from investing activities:
Purchase of property and equipment	(14,781)	(32,476)
Additions to computer software	(66,471)	(55,122)
Increase in contract acquisition costs	(44,044)	(27,194)
Cash used in acquisition of subsidiary	(30,000)	-
Other	(20,875)	(11,494)
Net cash used in investing activities	(134,421)	(103,298)

Net cash used in financing activities	(12,671)	(10,954)
Effect of foreign currency translation on cash and cash equivalents	(9)	(665)
Net increase (decrease) in cash and cash equivalents	50,512	(24,333)
Cash and cash equivalents at beginning of year	58,659	82,992
Cash and cash equivalents at end of period	$109,171	58,659

Note: In accordance with the accounting standards related to transactions between entities under common control,
         TSYS has recorded the acquisition of ProCard, Inc, at historical cost and has restated all periods prior to the acquisition to reflect the combined results of TSYS and ProCard.

         Certain reclassifications have been made to the 2001 financial statements to conform to the presentation adopted in 2002.

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